Exhibit 4.6
- -----------
                          CONRAIL INC.

                  1991 LONG-TERM INCENTIVE PLAN

             AMENDED AND RESTATED AS OF MAY 15, 1996
             ---------------------------------------




Section 1:  GENERAL PROVISIONS

1.1   Purposes
      --------

     The purposes of the 1991 Long-Term Incentive Plan, as

amended and restated, (the "Plan") of Conrail Inc. (the

"Company") are to promote the interests of the Company and

its stockholders by (i) motivating employees, salaried

executives and other key employees of the Company and its

Subsidiaries, by means of performance-related incentives, to achieve long-range performance goals; (ii) attracting and

retaining salaried executives and other key employees of

outstanding ability; (iii) strengthening the Company's

capability to develop, maintain and direct a competent man-

agement team; (iv) providing incentive compensation opportu-

nities which are competitive with those of other major cor-

porations; (v) aligning the interests of employees with the

interests of the Company's stockholders; and (vi) enabling

such employees to participate in the long-term growth and

financial success of the Company.



1.2   Definitions
      -----------
     "Award" -- means a Stock Option grant, a Right, a

Restricted Stock grant, a Phantom Stock award and/or a

Performance Share award under the Plan.


     "Board of Directors" -- means the board of directors of

the Company.

     "Change of Control" --  means any of the following

events or occurrences:

     (i)  The stockholders of the Company approve a

transaction or transactions (however denominated or

effectuated) with another corporation or other Person

("Combination"), and immediately after such transaction(s)

less than eighty percent (80%) of the combined voting power

of the then-outstanding securities of such corporation or

Person will be held in the aggregate by the holders of

securities entitled, immediately prior to such Combination,

to vote generally in the election of directors of the

Company ("Voting Stock");

     (ii) A report is filed on Schedule 13D or Schedule 14D-1

 (or any successor schedule, form or report), pursuant to

the Exchange Act, disclosing that any Person has become the

beneficial owner of 20 or more percent of the voting power

of Voting Stock;

     (iii)     The stockholders of the Company approve the

sale of all or substantially all of its assets to any other

corporation or other Person, and less than eighty percent

(80%) of the combined voting power of the then-outstanding

securities of such corporation or Person immediately after

such transaction will be held in the aggregate by the

holders of Voting Stock immediately prior to such sale;

     (iv) At any time, Continuing Directors (as herein

defined) shall not constitute a majority of the members of

the Board ("Continuing Director" means (i) each individual

who has been a director of the Company for at least twenty-

four (24) consecutive months before such time and (ii) each

individual who was nominated or elected to be a director of

the Company by at least two-thirds of the Continuing

Directors at the time of such nomination or election);

     (v)  The stockholders of the Company approve a plan of

complete liquidation or dissolution of the Company; or

     (vi) The Committee determines by a majority vote that

the occurrence, or the threat or imminence of the

occurrence, of another event or situation will have import

or effects similar to the foregoing such that such event or

situation should be considered a Change of Control

hereunder.


Notwithstanding the provisions of the foregoing

subparagraphs (i)-(vi), a Change of Control for purposes of

this Plan shall not be deemed to have occurred solely

because (a) the Company, (b) an entity of which the Company

is the direct or indirect Beneficial Owner (as herein

defined) of 50 or more percent of the voting securities or

(c) any Company-sponsored employee stock ownership plan or

any other employee benefit plan of the Company either files

or becomes obligated to file a report or a proxy statement

under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report

or item therein) under the Exchange Act, disclosing

beneficial ownership by it of shares of Voting Stock,

whether in excess of 20 percent or otherwise, or because the

Company reports that a change in control of the Company has

or may have occurred or will or may occur in the future by

reason of such beneficial ownership.


     "Code" -- means the Internal Revenue Code of 1986, as

amended.


     "Committee" -- means the Compensation Committee of the

Board of Directors.


     "Common Stock" -- means the $1.00 par value Common

Stock of the Company.


     "Corporation" -- means the Company and/or its Subsidiaries.

     "Disinterested Person" -- has the meaning set forth in

Rule 16b-3(d)(3) promulgated by the Securities and Exchange

Commission under the Exchange Act, as in effect on May 15,

1996.


     "Employee" -- means any salaried employee of the Corpo-

ration.


     "Exchange Act" -- means the Securities Exchange Act of

1934, as amended.


     "Fair Market Value" -- means the average of the high

and low prices of the Common Stock on the date on which it

is to be valued hereunder, as reported for New York Stock

Exchange Composite Transactions.


     "Incentive Stock Options" -- mean Stock Options which

constitute "incentive stock options" under Section 422 (or

any successor section) of the Code.


     "Non-Qualified Stock Options" -- mean Stock Options

which do not constitute Incentive Stock Options.


     "Participant" -- means an Employee who is selected by

the Committee to receive an Award under the Plan.


     "Performance Cycle" or "Cycle" -- means the period of

years selected by the Committee during which the performance of the Company, the Corporation, or the Participant is mea-sured for the purpose of determining the extent to which an

Award subject to Performance Goals has been earned.


     "Performance Goals" -- means the objectives for the

Company, the Corporation, or the Participant that may be

established by the Committee for a Performance Cycle, with

respect to Performance-based awards contingently awarded

under the Plan.  The Performance Goals for a Performance

Cycle shall be based on one or more of the following

criteria, as determined by the Committee with respect to a

Performance Cycle:

    1.  net income                8.  cash flow

    2.  earnings per share        9.  return on assets

    3.  debt reduction           10.  shareholder return

    4.  safety                   11.  revenue

    5.  on-time performance      12.  customer satisfaction

    6.  return on investment     13.  return on equity

    7.  operating ratio          14.  operating income


     "Performance Share" -- means a phantom share equivalent

to one share of Common Stock contingently awarded under

Section 5 of the Plan and subject to one or more Performance

Criteria.


     "Phantom Stock" -- means an award pursuant to Section 6

of the Plan of a contingent right to receive a share of

Common Stock at a time subsequent to such award.

     "Restricted Period" -- means the period of years

selected by the Committee during which a grant of Restricted

Stock or Phantom Stock, as the case maybe, is forfeitable to the Company.


     "Restricted Stock" -- means shares of Common Stock con-

tingently granted to a Participant under Section 4 of the

Plan.


     "Right" -- means a stock appreciation right granted to

a Participant under Section 3 of the Plan.


     "Stock Option" or "Option" -- means an Incentive Stock

Option and/or a Non-Qualified Stock Option granted under

Section 2 of the Plan.


     "Subsidiary" -- means any corporation in which the

Company possesses directly or indirectly more than fifty

percent (50%) of the total combined voting power of all

classes of its stock.



1.3   Administration
      --------------

     The Plan shall be administered by the Committee, which

shall at all times consist of three or more members, each of whom is a Disinterested Person.  The Committee shall have

sole and complete authority to adopt, alter and repeal such

administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem

advisable, and to interpret the terms and provisions of the

Plan.  The Committee's decisions are binding upon all

parties.  No member of the Committee shall be liable for any action or determination made in good faith with respect to

the Plan.

1.4  Eligibility
     -----------

     (a)  All Employees of the Company and its Subsidiaries,

as determined at the discretion of the Committee, are

eligible to be Participants in the Plan.

     (b)  Each Award, and the terms and conditions of such

Award, shall be confirmed in writing by the Company.  The

Committee may require Participants to execute agreements

with respect to such Awards.



1.5  Shares Reserved
     ---------------

     (a)  As of the Effective Date, there shall be reserved

for issuance pursuant to the Plan a total of 4,000,000

shares of Common Stock.  In the event that (i) a Stock

Option expires, is cancelled, or is terminated unexercised

as to any shares covered thereby, or (ii) shares or

equivalents on which no dividends or dividend equivalents

have been paid (other than shares of Restricted Stock) are

forfeited for any reason under the Plan, such shares shall

thereafter be available for issuance pursuant to the Plan

and shall be considered as part of the 4,000,000 shares of

Common Stock authorized for issuance pursuant to the Plan.

Shares of Common Stock covered by a Stock Option which is

surrendered upon exercise of a Stock Appreciation Right,

shares of Phantom Stock or Performance Shares on which

dividends, or the equivalent thereof, have been paid, shall

thereafter be unavailable for issuance pursuant to the Plan.

In the event that an Award is purchased pursuant to Section

1.10(c)(ii) hereof, the shares covered by the Award shall

not thereafter be available for issuance pursuant to the

Plan.


     (b)  In the event of any change in the outstanding

shares of Common Stock by reason of any stock dividend or

split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change,

or any distributions to holders of Common Stock other than

normal cash dividends, the Committee shall make such substi-

tution or adjustment, if any, as it deems to be equitable,

as to the number of shares of Common Stock or other securi-

ties issued or reserved for issuance pursuant to the Plan,

the number of outstanding Stock Options and the option price thereof, the number of Rights, and the number of outstanding

Performance Shares, the number of outstanding shares of

Phantom Stock and shares of Restricted Stock.  Also, in

instances where another corporation or other business entity is being acquired by the Company, and the Company has

assumed outstanding employee option grants and/or the obli-

gation to make future or potential grants under a prior

existing plan of the acquired entity, similar adjustments

are permitted at the discretion of the Committee.



1.6   Tax Withholding
      ---------------

     The Corporation shall have the right to deduct from all

amounts paid in cash (whether under this Plan or otherwise)

any taxes required by law to be withheld therefrom.  In the

case of payments of Awards in the form of Common Stock, at

the Committee's discretion the Participant may be required

to pay to the Corporation the amount of any taxes required

to be withheld with respect to such Common Stock, or, in

lieu thereof, the Corporation shall have the right to retain the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.



1.7   Nontransferability
      ------------------

     No right or interest of any Participant in any Award

shall be subject to any lien, obligation or liability of the

Participant, and no Award shall be assignable or transfer-

able, except by will, the laws of descent and distribution.

Notwithstanding the foregoing, a Participant may designate a beneficiary with respect to the Awards granted to such

Participant.  An Award shall be exercisable during the

Participant's life only by such Participant or the guardian

or legal representative of such Participant.  After the

Participant's death, an Award shall be exercisable by the

beneficiary designated by the Participant, the executor or

executrix of the Participant's estate or the person or

persons to whom rights under the Award shall pass by will or the laws of descent and distribution in accordance with the

provisions of the Award and Plan.



1.8   No Right to Employment
      ----------------------

     No person shall have any claim or right to be granted

an Award, and the grant of an Award shall not be construed

as giving a Participant the right to be retained in the

employ of the Corporation.  Further, the Corporation

expressly reserves the right at any time to dismiss a Par-

ticipant free from any liability, or any claim under the

Plan, except as provided herein or in the terms of a Stock

Option, Restricted Stock, Phantom Stock or Performance

Share, which the Committee in its discretion may decide to

provide to Participants.



1.9   Construction of the Plan
      ------------------------

     The validity, construction, interpretation, administra-

tion and effect of the Plan and of its rules and regula-

tions, and rights relating to the Plan, shall be determined

in accordance with the laws of Pennsylvania.  It is intended that the Plan comply with Rule 16b-3 under the Exchange Act,

as in effect on May 15, 1996, as may be amended from time to time, and so far as possible, the Plan shall be construed,

interpreted, and administered in a manner consistent with

this intent.

1.10  Amendment
      ---------

     (a)  Subject to the Exchange Act and the rules and

regulations thereunder as in effect on May 15, 1996, as may

be amended from time to time, the Board of Directors may

amend, suspend or terminate the Plan or any portion thereof

at any time, provided that no amendment, suspension or

termination shall alter or impair any right theretofore

awarded or granted to any Participant, without the consent

of such Participant.


     (b)  With the consent of the Participant affected

thereby, the Committee may amend, cancel, or modify any out-

standing Award, including without limitation, to change the

date or dates as of which (i) a Stock Option or right

becomes exercisable or is forfeited if not exercised, (ii)

the restrictions on shares of Restricted Stock are removed,

(iii) a share of Phantom Stock is settled in cash or Common

Stock or (iv) a Performance Share is deemed earned.


     (c)  Notwithstanding the foregoing, the Committee may

amend or modify any outstanding Award in connection with a

Change of Control to (i) provide for the acceleration of any time periods relating to the exercise or realization of such

Awards so that such Awards may be exercised or realized in

full on or before a date fixed by the Board of Directors,

(ii) provide for the purchase of such Awards, upon the

Participant's request, for an amount of cash equal to the

amount which could have been attained upon the exercise or

realization of such Awards had such Awards been currently

exercisable or payable, (iii) make such adjustment to the

Awards then outstanding as the Board of Directors deems

appropriate to reflect such transaction or change, or (iv)

cause the Awards then outstanding to be assumed, or new

rights substituted therefor, by the surviving corporation in such change.

1.11  Effective Date
      --------------

     The amended and restated Plan shall be effective on May

15, 1996 ("Effective Date") if approved by shareholders at

the meeting of shareholders of the Company on such date, and will terminate on May 15, 2006.  No Award may be granted

after the termination of the Plan, but all Awards granted

prior to termination may be exercised in accordance with

their terms.



1.12  General Provisions
      ------------------

     (a) Absence on leave approved pursuant to the duly

adopted policies of the Corporation shall not be considered

an interruption or termination of employment or service of

any Employee for purposes of the Plan.


     (b)  The obligation of the Company to issue, transfer

or deliver Common Stock under the Plan shall be subject to

(i) the effectiveness of a registration statement under the

Securities Act of 1933, as amended, with respect to such

issue, transfer or delivery, if deemed necessary or appro-

priate by counsel for the Company, (ii) the condition that

the shares of Common Stock reserved for issuance, if any,

shall have been listed (or authorized for listing upon

official notice of issuance) upon each stock exchange on

which outstanding shares of the same class may then be

listed and (iii) all other applicable laws, regulations,

rules and orders which shall then be in effect.


     (c)  The Plan, insofar as it provides for cash pay-

ments, shall be unfunded, and the Corporation shall not be

required to segregate any assets which may at any time be

awarded under the Plan.  Any liability of the Corporation to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations which may be created by or pursuant to the Plan.  No such obligation

of the Corporation shall be deemed to be secured by any

pledge of, or other encumbrance on, any property of the

Corporation.



1.13 Maximum Award
     -------------

     The maximum number of shares to a Participant pursuant

to Awards under this Plan during any calendar year will be

150,000.



1.14 Performance-Based Awards
     ------------------------

     The Committee may make any Award a Performance-Based

Award through the application of the Performance Goals and

the Performance Cycle.



Section 2:  STOCK OPTIONS

2.1   Authority of Committee
      ----------------------

     Subject to the provisions of the Plan, the Committee

shall have sole and complete authority to determine the

Employees to whom Stock Options shall be granted, the number of shares to be covered by each Stock Option and the condi-

tions and limitations, if any, in addition to those set

forth in Section 2.3 hereof, applicable to the exercise of

the Stock Option.  The Committee shall have the authority to make a grant of Stock Options contingent upon the occurrence of an event, including the exercise of a Stock Option by a

Participant by tender of shares of Common Stock pursuant to

Section 2.3(c) hereof, in which event the Committee may

grant a new Stock Option to such Participant to purchase

that number of shares of Common Stock which equal the number of shares of Common Stock tendered by such Participant.  The

Committee shall have the authority to grant Incentive Stock

Options, or to grant Non-Qualified Stock Options, or to

grant both types of Stock Options, except that Incentive

Stock Options can only be granted to Employees.


     In the case of Incentive Stock Options, the maximum

aggregate Fair Market Value (at the date of grant) of the

shares which any Participant may first exercise during any

calendar year, under this Plan or any other plan of the

Company or a corporation which (at the date of grant) is a

parent of the Company or a Subsidiary, shall not exceed

$100,000 or such larger employee grant maximum as shall be

in effect under Section 422 of the Code at the time of

grant, plus such unused limit carryover as is permitted

under Section 422 of the Code.



2.2   Option Price
      ------------

     The Committee shall establish the option price at the

time each Stock Option is granted, which price shall not be

less than one hundred percent (100%) of the Fair Market

Value of the Common Stock on the date of grant.  The option

price shall be subject to adjustment in accordance with the

provisions of Section 1.5(b) hereof.



2.3   Exercise of Options
      -------------------

     (a)  Each Stock Option by its terms shall require the

Participant to remain in the continuous employ of the

Corporation for at least six months from the date of grant

of the Stock Option before any part of the Stock Option

shall be exercisable.  Stock Options may not be exercisable

later than ten years after their date of grant.


     (b)  The Committee may determine the terms and

conditions pursuant to which any Stock Option shall become

exercisable and shall expire.

     (c)  The option price of each share as to which an

Option is exercised shall be paid in full at the time of

such exercise.  The Committee may determine whether such

payment shall be made in cash, by tender of shares of Common

Stock owned by the Participant valued at Fair Market Value

as of the date of exercise, or by a combination of cash and

shares of Common Stock.



Section 3:  STOCK APPRECIATION RIGHTS

3.1   Terms and Conditions
      --------------------

     The Committee may, in its discretion, grant Rights to

the holders of Options under this Plan, but only if such

holders are subject to Section 16(b) of the Exchange Act.

Rights shall be subject to the following terms and condi-

tions:


     (a)  Each Right shall relate to a specific Stock Option

granted under this Plan (the "related Option") and may be

granted at the same time the related Option is granted or at any time thereafter prior to the last day on which the

related Option may be exercised.  Such Rights shall be sub-

ject to such additional terms and conditions as the

Committee may specify.


     (b)  A Right shall entitle the Participant, upon sur-

render of an exercisable related Option, or an exercisable

portion thereof, to receive from the Company an amount equal to the Fair Market Value on the surrender date of the shares that the Participant would have been entitled to purchase on that date pursuant to the related Option or portion thereof

surrendered, less the amount that the Participant would have been required to pay to purchase such shares under the

related Option. The amount shall be paid at the sole dis-cretion of the Committee to the Participant in cash, Common

Stock, or a combination of cash and Common Stock.  No frac-

tional shares shall be issued as a result of exercising a

Right.  A Participant wishing to exercise a Right shall give written notice of such exercise to the Company, and the date the Company receives such notice shall be the day on which

the related Option or portion thereof shall be deemed

surrendered.



Section 4:  RESTRICTED STOCK GRANTS

4.1  Authority of the Committee
     --------------------------

     (a)  Subject to the provisions of the Plan, the

Committee shall have sole and complete authority to

determine the Employees to whom shares of Restricted Stock

shall be granted, the number of shares of Restricted Stock

to be granted to each Participant, the duration of the

Restricted Period during which, and the conditions under

which, the Restricted Stock may be forfeited to the Company,

and the terms and conditions of the Award in addition to

those contained in Section 4.2.


     (b)  Anything in Section 4.1(a) to the contrary

notwithstanding, in the event a Participant elects, in

accordance with the terms of a profit incentive plan

maintained by the Corporation, to receive Common Stock in

lieu of all or a portion of the cash to which such

Participant would otherwise be entitled pursuant to such

profit incentive plan, the Committee shall grant, in one or

more Awards, to such Participant such number of shares of

Restricted Stock at such times and with such durations of

Restricted Periods as shall be set forth in the profit

incentive plan pursuant to which such Participant has made

such election.



4.2  Terms and Conditions
     --------------------

     (a)  Shares of Restricted Stock may not be sold,

assigned, transferred, pledged or otherwise encumbered,

except as herein provided, during the Restricted Period.

The Participant shall receive his or her award in shares of

Restricted Stock, which shall be registered in the name of

the Participant, together with a stock power endorsed in

blank, by the Company.  At the expiration of the Restricted

Period, all restrictions shall lapse and the Participant or

his or her legal representative shall have full and complete discretion with respect to such shares, except that the

Committee shall have authority to retain up to fifty percent

(50%) of the shares of Restricted Stock as to which

restrictions have lapsed and, in lieu thereof, to pay the

Participant the Fair Market Value of the retained shares in

cash.


     (b)  Except as provided in subsection (a) hereof, the

Participant shall have all the rights of a holder of Common

Stock, including but not limited to the rights to receive

dividends and to vote during the Restricted Period.



Section 5:  PERFORMANCE SHARES

5.1   Authority of Committee
      ----------------------

     The Committee shall have sole and complete authority to

determine the Employees who shall receive Performance Shares and the number of such shares for each such Employee for

each Performance Cycle, and to determine the duration of

each Performance Cycle.  There may be more than one

Performance Cycle in existence at any one time, and the

duration of Performance Cycles may differ from each other.

At the discretion of the Committee, each award of

Performance Shares may be confirmed by a Performance Share

agreement executed by the Company and the Participant.

5.2   Performance Goals
      -----------------

     The Committee shall establish Performance Goals for

each Cycle on the basis of such criteria and to accomplish

such objectives as the Committee may from time to time

select.  During any Cycle, the Committee may adjust the

Performance Goals for such Cycle as it deems equitable in

recognition of unusual or non-recurring events affecting the

Corporation or Participant or changes in applicable tax laws or accounting principles.



5.3   Payment of Performance Shares
      -----------------------------

     The Committee shall determine the number of Performance

Shares, up to one hundred and fifty percent (150%) of the

number contingently awarded to each Participant for the

Cycle, which have been earned on the basis of the Corpora-

tion's or the Participant's performance in relation to the

established Performance Goals, with payment in cash (at Fair

Market Value) and shares of Common Stock, in such propor-

tions as the Committee shall determine.  Participants may

defer receipt of payment for earned Performance Shares under terms established by the Committee, if provision is made for such deferrals by the Committee.



Section 6:  PHANTOM STOCK

6.1  Authority of the Committee
     --------------------------

     (a)  Subject to the provisions of the Plan, the

Committee shall have sole and complete authority to

determine the Employees who shall receive awards of Phantom

Stock, the number of shares to be awarded to each

Participant, the duration of any deferral periods or other

conditions that may pertain to any Phantom Stock award and

the conditions under which the Phantom Stock award may be

forfeited.

     (b)  Anything in Section 6.1(a) to the contrary

notwithstanding, in the event a Participant elects, in

accordance with the terms of a profit incentive plan

maintained by the Corporation, to receive Common Stock in

lieu of all or a portion of the cash to which such

Participant would otherwise be entitled pursuant to such

profit incentive plan, the Committee shall grant, in one or

more Awards, to such Participant such number of shares of

Phantom Stock at such times and subject to such Restricted

Periods as shall be set forth in the profit incentive plan

pursuant to which such Participant has made such election.



6.2  Terms and Conditions
     --------------------

     (a)  Shares of Phantom Stock may not be sold, assigned,

transferred, pledged or otherwise encumbered.  The

Participant shall receive his or her award in shares of

Phantom Stock, for which a book entry shall be made in the

name of the Participant during the Restricted Period.  At

the conclusion of the Restricted Period, Common Stock or

cash, or a combination of both shall be issued to the

Participant.


     (b)  The Company may elect to pay the equivalent of

dividends on the shares of a Participant's Phantom Stock

during the Restricted Period, if any, or may permit such

payments to accrue in the form of additional shares of

Phantom Stock.


     (c)  Shares of Phantom Stock will not have voting

rights.